Filed pursuant to Rule 424(b)(3)
File No. 333-162015

UNITED STATES BRENT OIL FUND, LP

Supplement dated January 29, 2012

to

Prospectus dated April 29, 2011 as amended December 30, 2011

This supplement contains information, which amends, supplements or modifies certain information contained in the Prospectus of United States Brent Oil Fund, LP dated April 29, 2011 as amended December 30, 2011. Please read it and keep it with your Prospectus for future reference.

Risk Disclosure Statement

The Risk Disclosure Statement is replaced with the following:

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 100 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THIS POOL MAY BE EFFECTED.

Breakeven Analysis (page 8)

This supplement replaces the breakeven analysis table and related footnotes with the following:

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price per unit of $76.57, which equals the net asset value per unit on November 30, 2011. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$76.57
Management Fee (0.750%)[1]	$0.57
Creation Basket Fee[2]	$(0.01)
Estimated Brokerage Fee (0.037%)[3]	$0.03
Interest Income (0.010%)[4]	$(0.01)
Independent Directors and Officers’ Fees[5]	$0.01
Fees and expenses associated with tax accounting and reporting[6]	$0.07
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.66
Percentage of initial selling price per unit	$0.86%

[1]	USBO is contractually obligated to pay the General Partner a management fee based on daily net assets and paid monthly of 0.750% per annum on average net assets.
[2]

Authorized Purchasers are required to pay a Creation or Redemption Basket fee of $350 for each order they place to create or redeem one or more baskets. An order must be at least one basket, which is 100,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $.01 ($350 /100,000).

[3]	This amount is based on the actual brokerage fees for USBO calculated on an annualized basis.
[4]

USBO earns interest on funds it deposits with the futures commission merchant and the custodian and it estimates that the interest rate will be 0.010% based on the current interest rate on three-month Treasury Bills as of November 30, 2011. The actual rate may vary.

[5]

The foregoing assumes that the assets of USBO are aggregated with those of USOF, USNG, US12OF, UGA, USHO, USSO and US12NG, that the aggregate fees paid to the independent directors was $501,466, that the allocable portion of the fees borne by USBO equals $4,357 and that USBO has $76,574,921 in assets, which is the amount of assets as of November 30, 2011.

[6]

USBO estimates the aggregate costs attributable to tax accounting and reporting for 2011 was $75,000. The number in the break-even table assumes USBO has $76,574,921 in assets which is the amount of assets as of November 30, 2011.

Who is the General Partner? (pages 31-37)

The “Who is the General Partner?” provision for Ray W. Allen is replaced with the following:

Ray W. Allen acts as a Portfolio Operations Manager for USOF, US12OF, USSO and USBO. He has been employed by USCF since January 14, 2008. He holds a Series 3 license and registered with the CFTC as an Associated Person of USCF on March 25, 2008. He has been listed with the CFTC as a Principal of USCF since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for USOF, US12OF, USSO and USBO. Mr. Allen also acted as a Portfolio Operations Manager for UGA, USHO and US12NG until March 1, 2010. In addition, from February 2002 to October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group Inc. is a commercial finance company providing capital to entrepreneurial companies. For the period from October 2007 to January 14, 2008, Mr. Allen was not employed by the General Partner and did not engage in any business-related activity. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 54 years old.

The General Partner is also making updates to the “Prior Performance of the General Partner and its Affiliates” section effective as of the date of this prospectus supplement.

Prior Performance of the General Partner and Affiliates (pages 38-59)

This supplement replaces the prior performance of the General Partner and Affiliates with the following:

Prior Performance of the General Partner and Affiliates

USBO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USBO is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract for Brent crude oil traded on the ICE Futures, less USBO’s expenses. USBO’s units began trading on June 2, 2010 and are offered on a continuous basis. USBO may invest in a mixture of listed oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by USBO from its authorized purchasers was $207,608,427; the total number of authorized purchasers of USBO was 8; the number of baskets purchased by authorized purchasers of USBO was 30; the number of baskets redeemed by authorized purchasers of USBO was 20; and the aggregate amount of units purchased was 3,000,000.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to November 30, 2011, the simple average daily change in its benchmark futures contract was 0.131%, while the simple average daily change in the NAV of USBO over the same time period was 0.128%. The average daily difference was -0.004% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.925%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The General Partner is also currently the general partner of USOF, USHO, US12OF, USNG, UGA, US12NG and USSO and the sponsor of USCI and CPER. Each of the General Partner and the Related Public Funds is located in California.

USOF is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USOF is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil traded on the NYMEX, less USOF’s expenses. USOF’s units began trading on April 10, 2006 and are offered on a continuous basis. USOF may invest in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by USOF from its authorized purchasers was $32,034,111,170; the total number of authorized purchasers of USOF was 22; the number of baskets purchased by authorized purchasers of USOF was 6,627; the number of baskets redeemed by authorized purchasers of USOF was 6,356; and the aggregate amount of units purchased was 662,700,000. For more information on the performance of USOF, see the Performance Tables below.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to November 30, 2011, the simple average daily change in its benchmark oil futures contract was -0.011%, while the simple average daily change in the NAV of USOF over the same time period was -0.009%. The average daily difference was -0.003% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 0.846%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USHO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USHO is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of heating oil for delivery to the New York harbor, as measured by the changes in the price of the futures contract on heating oil traded on the NYMEX, less USHO’s expenses. USHO’s units began trading on April 9, 2008 and are offered on a continuous basis. USHO may invest in a mixture of listed heating oil futures contracts, other non-listed heating oil-related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by USHO from its Authorized Purchasers was $33,764,217; the total number of Authorized Purchasers of USHO was 12; the number of baskets purchased by Authorized Purchasers of USHO was 10; the number of baskets redeemed by Authorized Purchasers of USHO was 7; and the aggregate amount of units purchased was 1,000,000.

Since the commencement of the offering of USHO units to the public on April 9, 2008 to November 30, 2011, the simple average daily change in its Benchmark Futures Contract was -0.012%, while the simple average daily change in the NAV of USHO over the same time period was -0.013%. The average daily difference was -0.002% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contract, the average error in daily tracking by the NAV -0.756%, meaning that over this time period USHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12OF is a commodity pool and issues units traded on the NYSE Arca. The investment objective of US12OF is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on light, sweet crude oil traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, less US12OF’s expenses. US12OF’s units began trading on December 6, 2007 and are offered on a continuous basis. US12OF may invest in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by US12OF from its authorized purchasers was $372,415,869; the total number of authorized purchasers of US12OF was 11; the number of baskets purchased by authorized purchasers of US12OF was 110; the number of baskets redeemed by authorized purchasers of US12OF was 68 and the aggregate amount of units purchased was 11,000,000.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to November 30, 2011, the simple average daily change in the average price of its benchmark futures contracts was 0.015%, while the simple average daily change in the NAV of US12OF over the same time period was 0.014%. The average daily difference was -0.001% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was -0.426%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USNG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USNG is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the changes in the price of the futures contract for natural gas traded on the NYMEX, less USNG’s expenses. USNG’s units began trading on April 18, 2007 and are offered on a continuous basis. USNG may invest in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by USNG from its authorized purchasers was $1,348,987,638; the total number of authorized purchasers of USNG was 18; the number of baskets purchased by authorized purchasers of USNG was 10,299; the number of baskets redeemed by authorized purchasers of USNG was 6,541; and the aggregate amount of units purchased was 1,029,900,000.

Since the commencement of the offering of USNG units to the public on April 18, 2007 to November 30, 2011, the simple average daily change in its benchmark futures contract was -0.174% while the simple average daily change in the NAV of USNG over the same time period was -0.174%. The average daily difference was -0.001% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.448%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

UGA is a commodity pool and issues units traded on the NYSE Arca. The investment objective of UGA is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms in the spot price of unleaded gasoline for delivery to the New York harbor, as measured by the changes in the price of the futures contract on gasoline traded on the NYMEX, less UGA’s expenses. UGA’s units began trading on February 26, 2008 and are offered on a continuous basis. UGA may invest in a mixture of listed gasoline futures contracts, other non-listed gasoline related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by UGA from its authorized purchasers was $256,865,324 the total number of authorized purchasers of UGA was 13; the number of baskets purchased by authorized purchasers of UGA was 72; the number of baskets redeemed by authorized purchasers of UGA was 56; and the aggregate amount of units purchased was 7,200,000.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to November 30, 2011, the simple average daily change in its benchmark futures contract was 0.031%, while the simple average daily change in the NAV of UGA over the same time period was 0.029%. The average daily difference was -0.002% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.546%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12NG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of US12NG is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, less US12NG’s expenses. US12NG’s units began trading on November 18, 2009 and are offered on a continuous basis. US12NG may invest in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by US12NG from its authorized purchasers was $81,572,038; the total number of authorized purchasers of US12NG was 7; the number of baskets purchased by authorized purchasers of US12NG was 19; the number of baskets redeemed by authorized purchasers of US12NG was 9; and the aggregate amount of units purchased was 1,900,000.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to November 30, 2011, the simple average daily change in the average price of its benchmark futures contracts was -0.118%, while the simple average daily change in the NAV of US12NG over the same time period was -0.122%. The average daily difference was -0.004% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was -0.468%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USSO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USSO is for the daily changes in percentage terms of its units’ NAV to inversely reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma as measured by the changes in the price of the futures contract for light, sweet crude oil traded on the NYMEX, less USSO’s expenses. USSO’s units began trading on September 24, 2009 and are offered on a continuous basis. USSO may invest in short positions in listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by USSO from its authorized purchasers was $52,967,662; the total number of authorized purchasers of USSO was 13; the number of baskets purchased by authorized purchasers of USSO was 12; the number of baskets redeemed by authorized purchasers of USSO was 9; and the aggregate amount of units purchased was 1,200,000.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to November 30, 2011, the inverse of the simple average daily change in its benchmark futures contract was -0.038%, while the simple average daily change in the NAV of USSO over the same time period was -0.042%. The average daily difference was -0.004% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -1.395%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USCI is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USCI is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total Return (“Commodity Index”), less USCI’s expenses. USCI’s units began trading on August 10, 2010 and are offered on a continuous basis. USCI may invest in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by USCI from its authorized purchasers was $537,856,374; the total number of authorized purchasers of USCI was 6; the number of baskets purchased by authorized purchasers of USCI was 84; the number of baskets redeemed by authorized purchasers of USCI was 15; and the aggregate amount of units purchased was 8,400,000.

Since the commencement of the offering of USCI units to the public on August 10, 2010 to November 30, 2011, the simple average daily change in the Commodity Index was 0.074%, while the simple average daily change in the NAV of USCI over the same time period was 0.067%. The average daily difference was -0.007% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was -2.660%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

CPER is a commodity pool and issues units traded on the NYSE Arca. The investment objective of CPER will be for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Copper Index Total Return, less CPER’s expenses. CPER’s units began trading on November 15, 2011 and are offered on a continuous basis. CPER may invest in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. As of November 30, 2011, the total amount of money raised by CPER from its authorized purchasers was $2,500,000; the total number of authorized purchasers of CPER was 1; the number of baskets purchased by authorized purchasers of CPER was 1; the number of baskets redeemed by authorized purchasers of CPER was 0; and the aggregate amount of units purchased was 100,000.

Since the commencement of the offering of CPER units to the public on November 15, 2011 to November 30, 2011, the simple average daily change in the Commodity Index was 0.434%, while the simple average daily change in the NAV of CPER over the same time period was 0.187%. The average daily difference was -0.246% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was 0.013%.

The Sponsor has filed a registration statement for three other exchange-traded security funds, United States Metals Index Fund (“USMI”), United States Agriculture Index Fund (“USAI”), each of which is a series of the Trust. The investment objective of USMI will be for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Metals Index Total Return, less USMI’s expenses. The investment objective of USAI will be for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total Return, less USAI’s expenses.

The table below shows the relationship between the trading prices of the units of USBO and each of the Related Public Funds and the daily NAV of such fund, since inception through November 30, 2011. The first row shows the average amount of the variation between the Related Public Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of the General Partner believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concern relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USNG	US12OF	UGA	USHO	USSO	US12NG	USBO	USCI	CPER
Average Difference	$(0.0042)	$0.1309	$(0.0481)	$0.0048	$0.0046	$0.0060	$0.0085	$(0.0700)	$0.1000	$0.0900
Max Premium %	3.88%	9.47%	4.11%	6.29%	5.75%	2.97%	-4.16%	2.06%	2.03%	4.27%
Max Discount %	-4.51%	-2.42%	-9.72%	-4.50%	-3.85%	-3.41%	-6.52%	-3.13%	-1.34%	-1.00%

There are significant differences between investing in the Funds and the Related Public Funds and investing directly in the futures market. The Sponsor’s results with USBO and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of USBO and the Related Public Funds, the performance of USBO may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

Performance of the Related Public Funds

USBO:

Experience in Raising and Investing in USBO Through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$207,608,427
Organizational and Offering Expenses:**
SEC registration fee	$139,500
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$268,670
Printing expenses	$39,072
Length of USBO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USBO:

Expenses paid by USBO through November 30, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$332,438
Amount Paid or Accrued in Portfolio Brokerage Commissions	$32,176
Other Amounts Paid or Accrued*	$274,646
Total Expenses Paid or Accrued	$639,260
Expenses Waived**	$(218,147)
Total Expenses Paid or Accrued Including Expenses Waived	$421,114

*	Includes expenses relating to legal fees, auditing fees, printing expenses, printing expenses, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USBO’s NAV, on an annualized basis, through at least November 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USBO November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.75% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.08% annualized
Other Amounts Paid or Accrued	0.62% annualized
Total Expenses Paid or Accrued	1.44% annualized
Expenses Waived	(0.49)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.95% annualized
USBO Performance:
Name of Commodity Pool	USBO
Type of Commodity Pool	Exchange traded security
Inception of Trading	June 2, 2010
Aggregate Subscriptions (from inception through November 30, 2011)	$207,608,427
Total Net Assets as of November 30, 2011	$76,574,921
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$76.57
Worst Monthly Percentage Draw-down	Sept. 2011 (9.85)%
Worst Peak-to-Valley Draw-down	April 2011 – Sept. 2011 (17.27)%
Number of Unitholders (as of December 31, 2010)	141

COMPOSITE PERFORMANCE DATA FOR USBO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011
January		6.61%
February		10.42%
March		4.92%
April		7.44%
May		-7.17%
June	1.94%**	-3.40%
July	3.83%	3.94%
August	-4.84%	-1.55%
September	9.79%	-9.85%
October	0.61%	8.51%
November	3.00%	1.90%
December	10.09%

Annual Rate of Return	26.16%	21.39	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010.
***	Through November 30, 2011

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January – February drawdown would have ended as of the end of February at the $2 level.

USOF:

Experience in Raising and Investing in USOF Through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$71,257,630,000
Dollar Amount Raised	$32,034,111,170
Organizational and Offering Expenses:**
SEC registration fee	$2,485,175
FINRA registration fee	$604,000
Listing fee	$5,000
Auditor’s fees and expenses	$77,850
Legal fees and expenses	$1,681,130
Printing expenses	$68,417
Length of USOF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USOF:

Expenses paid by USOF through November 30, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$35,791,066
Amount Paid or Accrued in Portfolio Brokerage Commissions	$10,284,496
Other Amounts Paid or Accrued*	$12,027,164
Total Expenses Paid or Accrued	$58,102,726

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fee, tax reporting fees and miscellaneous expenses.

Expenses paid by USOF through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.46% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.14% annualized
Other Amounts Paid or Accrued	0.15% annualized
Total Expenses Paid or Accrued	0.75% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.75% annualized
USOF Performance:
Name of Commodity Pool	USOF
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 10, 2006
Aggregate Subscriptions (from inception through November 30, 2011	$32,034,111,170
Total Net Assets as of November 30, 2011	$1,213,097,512
Initial NAV per Unit as of Inception	$67.39
NAV per Unit as of November 30, 2011	$38.76
Worst Monthly Percentage Draw-down	Oct 2008 (31.57)%
Worst Peak-to-Valley Draw-down	June 2008 – Feb 2009 (75.84)%
Number of Unitholders (as of December 31, 2010)	176,111

COMPOSITE PERFORMANCE DATA FOR USOF

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

				Rates of Return*
Month	2006	2007	2008	2009	2010	2011
January		-6.55%	-4.00%	-14.60%	-8.78%	-0.62%
February		5.63%	11.03%	-6.55%	8.62%	1.21%
March		4.61%	0.63%	7.23%	4.61%	8.78%
April	3.47%**	-4.26%	12.38%	-2.38%	2.04%	6.12%
May	-2.91%	-4.91%	12.80%	26.69%	-17.96%	-10.43%
June	3.16%	9.06%	9.90%	4.16%	0.47%	-7.65%
July	-0.50%	10.57%	-11.72%	-2.30%	3.57%	-0.24%
August	-6.97%	-4.95%	-6.75%	-1.98%	-9.47%	-7.66%
September	-11.72%	12.11%	-12.97%	0.25%	8.97%	-11.08%
October	-8.45%	16.98%	-31.57%	8.43%	0.89%	17.32%
November	4.73%	-4.82%	-20.65%	-0.51%	2.53%	7.76%
December	-5.21%	8.67%	-22.16%	-0.03%	8.01%

Annual Rate of Return	-23.03%	46.17%	-54.75%	14.14%	-0.49%	-0.54	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 10, 2006
***	Through November 30, 2011

USHO:

Experience in Raising and Investing in USHO through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,940,500,000
Dollar Amount Raised	$33,764,217
Organizational and Offering Expenses:**
SEC registration fee	$142,234
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$127,303
Printing expenses	$31,751
Length of USHO Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through August 31, 2009, the initial offering costs and a portion of expenses were paid for by the General Partner. Following August 31, 2009, USHO has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by USHO through November 30, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$225,646
Amount Paid or Accrued in Portfolio Brokerage Commissions	$33,491
Other Amounts Paid or Accrued*	$762,383
Total Expenses Paid or Accrued:	$1,021,520
Expenses Waived**	$(682,840)
Total Expenses Paid or Accrued Including Expenses Waived	$338,680

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USHO’s NAV, on an annualized basis, through at least November 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USHO through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.10% annualized
Other Amounts Paid or Accrued	2.04% annualized
Total Expenses Paid or Accrued	2.75% annualized
Expenses Waived	(1.83)% annualized
Total Expenses Paid Including Expenses Waived	0.92% annualized
USHO Performance:
Name of Commodity Pool	USHO
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 9, 2008
Aggregate Subscriptions (from inception through November 30, 2011)	$33,764,217
Total Net Assets as of November 30, 2011	$10,259,494
Initial NAV Per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$34.20
Worst Monthly Percentage Draw-down	Oct 2008 (28.63)%
Worst Peak-to-Valley Draw-down	June 2008 – Feb 2009 (69.17%)
Number of Unitholders (as of December 31, 2010)	2,539

COMPOSITE PERFORMANCE DATA FOR USHO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

		Rates of Return*
Month	2008	2009	2010	2011
January		0.05%	-10.17%	7.58%
February		-11.34%	5.78%	6.98%
March		6.73%	6.42%	5.45%
April	2.84%**	-3.85%	5.13%	4.75%
May	15.93%	23.13%	-14.14%	-7.17%
June	5.91%	4.55%	-0.40%	-4.01%
July	-12.18%	0.39%	2.48%	4.68%
August	-8.41%	-2.71%	-5.88%	-0.85%
September	-9.77%	-0.48%	12.75%	-10.18%
October	-28.63%	7.60%	-2.20%	10.10%
November	-18.38%	0.19%	2.97%	-1.36%
December	-17.80%	2.23%	8.75%

Annual Rate of Return	-56.12%	25.52%	8.28%	14.69	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through November 30, 2011

US12OF:

Experience in Raising and Investing US12OF through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered	$3,718,000,000
Dollar Amount Raised	$372,415,869
Organizational and Offering Expenses:**
SEC registration fee	$129,248
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$10,700
Legal fees and expenses	$258,912
Printing expenses	$44,402
Length of US12OF Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through March 31, 2009, a portion of these expenses was paid for by an affiliate of the General Partner in connection with the public offering. Following March 31, 2009, US12OF has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by US12OF through November 30, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$3,040,723
Amount Paid or Accrued in Portfolio Brokerage Commissions	$86,688
Other Amounts Paid or Accrued*	$1,628,422
Total Expenses Paid or Accrued	$4,755,833
Expenses Waived**	$(262,220)
Total Expenses Paid or Accrued Including Expenses Waived	$4,493,613

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis, through March 31, 2009, after which date payment was no longer necessary. The General Partner has no obligation to continue such payment in subsequent periods.

Expenses paid by US12OF through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.02% annualized
Other Amounts Paid or Accrued	0.32% annualized
Total Expenses Paid or Accrued	0.89% annualized
Expenses Waived	(0.05)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.94% annualized
US12OF Performance:
Name of Commodity Pool	US12OF
Type of Commodity Pool	Exchange traded security
Inception of Trading	December 6, 2007
Aggregate Subscriptions (from inception through November 30, 2011)	$372,415,869
Total Net Assets as of November 30, 2011	$183,912,024
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$43.79
Worst Monthly Percentage Draw-down	Oct 2008 (29.59)%
Worst Peak-to-Valley Draw-down	Jun 2008 – Feb 2009 (66.97)%
Number of Unitholders (as of December 31, 2010)	13,837

COMPOSITE PERFORMANCE DATA FOR US12OF

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

				Rates of Return*
Month	2007		2008	2009	2010	2011
January			-2.03%	-7.11%	-8.40%	3.38%
February			10.48%	-4.34%	6.73%	1.89%
March			-0.66%	9.22%	4.16%	7.30%
April			11.87%	-1.06%	6.37%	5.94%
May			15.47%	20.40%	-15.00%	-8.91%
June			11.59%	4.51%	-1.00%	-6.43%
July			-11.39%	1.22%	4.16%	-0.43%
August			-6.35%	-2.85%	-5.92%	-8.42%
September			-13.12%	-0.92%	7.02%	-11.50%
October			-29.59%	8.48%	0.05%	15.03%
November			-16.17%	2.31%	1.86%	7.72%
December	8.46	%**	-12.66%	-1.10%	9.10%

Annual Rate of Return	8.46		-42.39%	29.23%	6.29%	2.05	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from December 6, 2007
***	Through November 30, 2011

USNG:

Experience in Raising and Investing in USNG through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$24,056,500,000
Dollar Amount Raised	$1,348,987,638
Organizational and Offering Expenses:**
SEC registration fee	$1,341,530
FINRA registration fee	$377,500
Listing fee	$5,000
Auditor’s fees and expenses	$39,350
Legal fees and expenses	$621,670
Printing expenses	$76,946
Length of USNG Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through April 18, 2007, these expenses were paid for by the General Partner. Following April 18, 2007, USNG has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by USNG through November 30, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$44,345,370
Amount Paid or Accrued in Portfolio Brokerage Commissions	$23,702,387
Other Amounts Paid or Accrued*	$24,780,594
Total Expenses Paid or Accrued	$93,828,351

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.

Expenses paid by USNG through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.54% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.29% annualized
Other Amounts Paid or Accrued	0.29% annualized
Total Expenses Paid or Accrued	0.97% annualized
USNG Performance:
Name of Commodity Pool	USNG
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 18, 2007
Aggregate Subscriptions (from inception through November 30, 2011)	$1,348,987,638
Total Net Assets as of November 30, 2011	$1,279,759,893
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$7.82
Worst Monthly Percentage Draw-down	July 2008 (32.13)%
Worst Peak-to-Valley Draw-down	June 2008 – Nov 2011 (93.76)%
Number of Unitholders (as of December 31, 2010)	393,887

COMPOSITE PERFORMANCE DATA FOR USNG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

			Rates of Return*
Month	2007	2008	2009	2010	2011
January		8.87%	-21.49%	-7.65%	-0.17%
February		15.87%	-5.47%	-6.02%	-10.02%
March		6.90%	-11.81%	-21.05%	6.68%
April	4.30%**	6.42%	-13.92%	-0.87%	5.39%
May	-0.84%	6.53%	10.37%	8.19%	-2.23%
June	-15.90%	13.29%	-4.63%	5.14%	-7.00%
July	-9.68%	-32.13%	-8.70%	6.43%	-4.90%
August	-13.37%	-13.92%	-27.14%	-22.95%	-2.58%
September	12.28%	-9.67%	26.03%	-3.13%	-11.85%
October	12.09%	-12.34%	-13.31%	-5.83%	0.33%
November	-16.16%	-6.31%	-11.86%	-1.37%	-13.40%
December	0.75%	-14.32%	13.91%	4.53%

Annual Rate of Return	-27.64%	-35.68%	-56.73%	-40.42%	-34.83	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 18, 2007
***	Through November 30, 2011

UGA:

Experience in Raising and Investing in UGA through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$3,431,000,000
Dollar Amount Raised	$256,865,324
Organizational and Offering Expenses:**
SEC registration fee	$184,224
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$192,407
Printing expenses	$44,881
Length of UGA Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through August 31, 2009, initial offering costs and a portion of ongoing expenses were paid for by the General Partner. Following August 31, 2009, UGA has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by UGA through November 30, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$1,542,854
Amount Paid or Accrued in Portfolio Brokerage Commissions	$231,549
Other Amounts Paid or Accrued*	$834,550
Total Expenses Paid or Accrued	$2,608,953
Expenses Waived**	$(351,955)
Total Expenses Paid or Accrued Including Expenses Waived	$2,256,999

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of UGA’s NAV, on an annualized basis, through at least November 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by UGA through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.09% annualized
Other Amounts Paid or Accrued	0.33% annualized
Total Expenses Paid or Accrued	1.02% annualized
Expenses Waived	(0.14)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.88% annualized
UGA Performance:
Name of Commodity Pool	UGA
Type of Commodity Pool	Exchange traded security
Inception of Trading	February 26, 2008
Aggregate Subscriptions (from inception through November 30, 2011)	$256,865,324
Total Net Assets as of November 30, 2011	$74,789,162
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$46.74
Worst Monthly Percentage Draw-down:	Oct 2008 (38.48)%
Worst Peak-to-Valley Draw-down:	June 2008 – Dec 2008 (69.02)%
Number of Unitholders (as of December 31, 2010)	23,115

COMPOSITE PERFORMANCE DATA FOR UGA

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

		Rates of Return*
Month	2008	2009	2010	2011
January		16.23%	-7.47%	2.19%
February	-0.56%**	0.26%	7.33%	9.52%
March	-2.39%	2.59%	5.42%	7.16%
April	10.94%	2.07%	3.15%	10.45%
May	15.60%	30.41%	-15.54%	-9.21%
June	4.80%	1.65%	1.93%	-0.99%
July	-12.79%	6.24%	2.95%	4.67%
August	-3.88%	-3.71%	-10.42%	-1.53%
September	-9.36%	-3.38%	9.45%	-11.02%
October	-38.48%	10.96%	2.19%	3.90%
November	-21.35%	1.00%	8.19%	-2.05%
December	-15.72%	0.55%	11.33%

Annual Rate of Return	-59.58%	80.16%	15.52%	11.13	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008
***	Through November 30, 2011

US12NG:

Experience in Raising and Investing in US12NG Through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,500,000,000
Dollar Amount Raised	$81,572,038
Organizational and Offering Expenses:**
SEC registration fee	$80,910
FINRA registration fee	$70,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$202,011
Printing expenses	$31,588
Length of US12NG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation US12NG:

Expenses paid by US12NG through November 30, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$490,192
Amount Paid or Accrued in Portfolio Brokerage Commissions	$25,505
Other Amounts Paid or Accrued*	$527,669
Total Expenses Paid or Accrued	$1,043,365
Expenses Waived**	$(422,297)
Total Expenses Paid or Accrued Including Expenses Waived	$621,069

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12NG’s NAV, on an annualized basis, through at least November 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by US12NG through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.72% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.04% annualized
Other Amounts Paid or Accrued	0.78% annualized
Total Expenses Paid or Accrued	1.53% annualized
Expenses Waived	(0.62)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.91% annualized
US12NG Performance:
Name of Commodity Pool	US12NG
Type of Commodity Pool	Exchange traded security
Inception of Trading	November 18, 2009
Aggregate Subscriptions (from inception through November 30, 2011)	$81,572,038
Total Net Assets as of November 30, 2011	$24,643,361
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$24.64
Worst Monthly Percentage Draw-down	March 2010 (15.47)%
Worst Peak-to-Valley Draw-down	Dec 09 – Nov 2011 (54.18)%
Number of Unitholders (as of December 31, 2010)	4,575

COMPOSITE PERFORMANCE DATA FOR US12NG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

		Rates of Return*
Month	2009	2010	2011
January		-5.93%	-0.68%
February		-5.18%	-6.49%
March		-15.47%	5.32%
April		0.07%	3.53%
May		3.11%	-2.23%
June		1.27%	-6.11%
July		-0.05%	-5.28%
August		-13.53%	-1.43%
September		-6.23%	-8.12%
October		-1.78%	-1.72%
November	-0.02%**	-0.92%	-10.27%
December	7.56%	4.88%

Annual Rate of Return	7.54%	-34.83%	-29.68	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009.
***	Through November 30, 2011

USSO:

Experience in Raising and Investing in USSO Through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,250,000,000
Dollar Amount Raised	$52,967,662
Organizational and Offering Expenses:**
SEC registration fee	$49,125
FINRA registration fee	$55,000
Listing fee	$5,000
Auditor’s fees and expenses	$0
Legal fees and expenses	$408,335
Printing expenses	$0
Length of USSO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USSO:

Expenses paid by USSO through November 30, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$173,863
Amount Paid or Accrued in Portfolio Brokerage Commissions	$38,538
Other Amounts Paid or Accrued*	$555,321
Total Expenses Paid or Accrued	$767,721
Expenses Waived**	$(502,914)
Total Expenses Paid or Accrued Including Expenses Waived	$264,807

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USSO’s NAV, on an annualized basis, through at least November 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USSO through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.13% annualized
Other Amounts Paid or Accrued	1.92% annualized
Total Expenses Paid or Accrued	2.66% annualized
Expenses Waived	(1.74)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.92% annualized
USSO Performance:
Name of Commodity Pool	USSO
Type of Commodity Pool	Exchange traded security
Inception of Trading	September 24, 2009
Aggregate Subscriptions (from inception through November 30, 2011)	$52,967,662
Total Net Assets as of November 30, 2011	$10,737,942
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$35.79
Worst Monthly Percentage Draw-down	Oct 2011 (16.00)%
Worst Peak-to-Valley Draw-down	Aug 2010 – Apr 2011 (33.26)%
Number of Unitholders (as of December 31, 2010)	1,389

COMPOSITE PERFORMANCE DATA FOR USSO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011
January		9.05%	-0.64%
February		-8.94%	-1.94%
March		-4.92%	-8.89%
April		-2.50%	-6.27%
May		20.18%	9.28%
June		-1.42%	7.21%
July		-4.17%	-0.30%
August		9.61%	6.24%
September	-2.90%**	-8.75%	10.71%
October	-8.65%	-1.59%	-16.00%
November	-0.25%	-3.18%	-7.78%
December	-0.57%	-7.74%

Annual Rate of Return	-12.02%	-8.12%	-11.45	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009.
***	Through November 30, 2011

USCI:

Experience in Raising and Investing in USCI Through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$537,856,374
Organizational and Offering Expenses:**
SEC registration fee	$178,247
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$625,066
Printing expenses	$50,395
Length of USCI offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation USCI:

Expenses paid by USCI through November 30, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$3,600,050
Amount Paid or Accrued in Portfolio Brokerage Commissions	$316,510
Other Amounts Paid or Accrued*	$544,830
Total Expenses Paid or Accrued	$4,461,389
Expenses Waived**	$(88,303)
Total Expenses Paid or Accrued Including Expenses Waived	$4,373,086

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and miscellaneous expenses.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USCI’s NAV, on an annualized basis, through at least November 30, 2011. The Sponsor has no obligation to continue such payment into subsequent periods.

Expenses paid by USCI through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	0.95% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.08% annualized
Other Amounts Paid or Accrued	0.14% annualized
Total Expenses Paid or Accrued	1.18% annualized
Expenses Waived	(0.02)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	1.16% annualized
USCI Performance:
Name of Commodity Pool	USCI
Type of Commodity Pool	Exchange traded security
Inception of Trading	August 10, 2010
Aggregate Subscriptions (from inception through November 30, 2011)	$537,856,374
Total Net Assets as of November 30, 2011	$419,031,502
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$60.73
Worst Monthly Percentage Draw-down	Sep 2011 (11.69)%
Worst Peak-to-Valley Draw-down	April 2011 – Sep 2011 (18.43)%
Number of Unitholders (as of December 31, 2010)	5,456

COMPOSITE PERFORMANCE DATA FOR USCI

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011
January		4.01%
February		5.27%
March		-0.14%
April		1.89%
May		-5.77%
June		-5.03%
July		3.52%
August	-0.02%**	-0.33%
September	8.36%	-11.69%
October	6.31%	5.08%
November	0.76%	-1.16%
December	10.93%

Annual Rate of Return	28.74%	-5.65	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010.
***	Through November 30, 2011

CPER:

Experience in Raising and Investing in CPER Through November 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$2,500,000
Organizational and Offering Expenses:**
SEC registration fee	$64,675
FINRA registration fee	$25,183
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$163,230
Printing expenses	$19,242
Length of USCI offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation CPER:

Expenses paid by CPER through November 30, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$1,004
Amount Paid or Accrued in Portfolio Brokerage Commissions	$132
Other Amounts Paid or Accrued*	$169
Total Expenses Paid or Accrued	$1,305
Expenses Waived**	$(0)
Total Expenses Paid or Accrued Including Expenses Waived	$1,305

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and miscellaneous expenses.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of CPER’s NAV, on an annualized basis, through at least November 30, 2011. The Sponsor has no obligation to continue such payment into subsequent periods.

Expenses paid by CPER through November 30, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	1.08% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.14% annualized
Other Amounts Paid or Accrued	0.18% annualized
Total Expenses Paid or Accrued	1.41% annualized
Expenses Waived	(0.00)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	1.41% annualized
CPER Performance:
Name of Commodity Pool	CPER
Type of Commodity Pool	Exchange traded security
Inception of Trading	November 15, 2011
Aggregate Subscriptions (from inception through November 30, 2011)	$2,500,000
Total Net Assets as of November 30, 2011	$2,546,450
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2011	$24.45

COMPOSITE PERFORMANCE DATA FOR CPER

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011
January
February
March
April
May
June
July
August
September
October
November	1.80	%**
December

Annual Rate of Return	1.80	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through November 30, 2011.